                                                                   EXHIBIT 10.12

                            ASSET TRANSFER AGREEMENT

         This AGREEMENT is dated as of December 31, 1995 by and among Nicolet Instrument Corporation ("Nicolet"), a Wisconsin corporation, and Thermo Optek Corporation ("Optek"), a Delaware corporation, and for purposes of Section 15 hereof, Thermo Instrument Systems Inc., a Delaware corporation ("Thermo").

         WHEREAS, Nicolet desires and intends to transfer substantially all of Nicolet's property and assets, real, personal and mixed, tangible and intangible, including, without limitation, all of the outstanding shares of capital stock of Thermo Jarrell Ash Corporation, to Optek in exchange for 29,999,000 shares of the common stock of Optek (the "Shares");

         NOW, THEREFORE, in consideration of the premises and mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

         1. Transfer of Assets to Optek. Nicolet hereby assigns, transfers, conveys, and delivers to Optek all of Nicolet's property, assets and rights, real, personal and mixed, tangible and intangible, except for the capital stock of Nicolet Instrument Canada, Inc., Nicolet Instruments Limited, Project Phoenix of Madison, Inc. and ThermoSpectra Corporation (the "Excluded Subsidiaries") (collectively, the "Assets"). The Assets include, but are not limited to, the following:

         (i)      all trade and other accounts receivable and notes receivable;

         (ii) all inventories of raw materials, work in process, finished goods, supplies, packaging materials, spare parts and similar items;

         (iii) all machinery, equipment, tools and tooling, furniture, fixtures, leasehold improvements and motor vehicles;

         (iv) all real property, leaseholds and subleaseholds in real property, and easements, rights-of-way and other appurtenants thereto;

         (v) (a) all patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent application, registrations and applications for registrations,

                  (b) all trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof,

                  (c) all copyrights and registrations and applications for registration thereof, mask works and registrations and applications for registration thereof, computer software, date and documentation, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and copies and tangible embodiments thereof;

         (vi)     all rights under contracts, agreements or instruments;

         (vii) all claims, prepayments, refunds, causes of action, choses in actions, rights of recovery, rights of setoff and rights of recoupment, including all rights under warranties;

         (viii) all permits, licenses, registrations, certificates, franchises, variances and other similar rights;

         (ix) all books, records, accounts, ledgers, files, documents, correspondence, lists (customer or otherwise), product and sales literature, drawings or specifications, employment records, manufacturing and technical manuals, advertising and promotional materials, studies, reports and other printed or written materials;

         (x) securities, partnership, joint venture or other equity interests in any other business entity, except for the Excluded Subsidiaries; and

         (xi) all claims and defenses relating to any of the foregoing or to the liabilities assumed by Optek pursuant to Section 2 below.

         2. Assumption of Liabilities. From and after the date hereof, Optek shall assume any and all liabilities, commitments and obligations of Nicolet of any nature, kind and description except for the Excluded Liabilities (the "Liabilities"). "Excluded Liabilities" means all liabilities, commitments and obligations of Nicolet or any of its subsidiaries that result from any third party claim based upon the acts or omissions of Nicolet or such subsidiaries prior to the date hereof.

         3. Further Assurances. At the request of Optek at any time on or after the date hereof, Nicolet will execute and deliver such further instruments of transfer and conveyance and take such other action as Optek reasonably may request effectively to assign and transfer to Optek any of the Assets. At the request of Nicolet at any time on or after the date hereof, Optek will execute and deliver such further instruments of assumption and take such other action as Nicolet may reasonably request effectively to assume the Liabilities.

         4. Regarding Certain Consents. Nothing in this Agreement shall be construed as an attempt to assign any contract, agreement, permit, franchise, or claim included in the Assets that is, by its term or in law, nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Nicolet would not, as a matter of law, pass to Optek as an incident of the assignments provided for by this Agreement. In order, however, to provide Optek the full realization and value of every contract, agreement, permit, franchise and claim of the character described in the preceding sentence, Nicolet, on and after the date hereof by itself or by its agents, shall, at the request and expense and under the direction of Optek, in the name of Nicolet or otherwise as Optek shall specify and as shall be permitted by law, take all such reasonable action (including without limitation the appointment of Optek as an attorney-in-fact for Nicolet) and do or cause to be done all such things as shall in the opinion of Optek be necessary or proper (a) to assure that the rights and obligations of Nicolet under such contracts, agreements, permits, franchises, and claims shall be preserved for the benefit of Optek and
(b) to facilitate receipt of the consideration to be received by Nicolet in and under every such contract, agreement, permit, franchise, and claim, which consideration Nicolet shall hold for the benefit of, and upon request of Optek shall deliver to, Optek.

         5. Nicolet's Representations and Warranties. Nicolet represents and warrants that:

                  (a) Organization and Standing. Nicolet is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

                  (b) Approval of Transactions. Nicolet has obtained all necessary corporate authorizations and approvals, and has taken all actions required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (c) Title to the Assets. Nicolet is the true and lawful owner of, and has good and marketable title to, the Assets free and clear of all liens, mortgages, leases, conditional sales agreements, title retention agreements, or any other encumbrance. Upon consummation of the transfer of the Assets by Nicolet to Optek, Optek will be the lawful owner of, and have marketable title to, the Assets, free and clear of all liens, mortgages, or other encumbrances.

                  (d) No Litigation. Nicolet is not engaged in, or to the knowledge of Nicolet's management, threatened with any material legal action or other proceeding before any court, administrative agency, governmental department or arbitrator.

                  (e) Compliance with Contracts. Nicolet is in compliance in all material respects with all unwaived terms and provisions of all material contracts, commitments and engagements entered into prior to or on the date hereof; and the same are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, enforceable in accordance with their terms except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights, and have not been assigned or encumbered by Nicolet. Nicolet has performed, in all material respects, obligations required to be performed under all such material contracts, commitments and engagements to date and is not in default in any material respect under any of said contracts, commitments and engagements.

                  (f) No Conflict. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms and provisions hereof will, to the best of Nicolet's knowledge, (1) violate any current provisions of law, administrative regulation, or court decree applicable to Nicolet or (2) conflict with or result in a breach of any of the terms, conditions or provisions of or constitute default under any agreement or instrument to which Nicolet is a party or by which it is bound.

         6.       Optek's Representations and Warranties.

                  (a) Organization and Standing. Optek is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Approval of Transactions. Optek has obtained all necessary corporate authorizations and approvals, and has taken all actions required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (c) Issuance of Shares. The issuance of the Shares has been duly authorized by all necessary corporate action, and the Shares, when issued pursuant to the terms of this Agreement, will be fully paid, non-assessable and not subject to any pre-emptive rights.

         7.       Indemnification by Nicolet.

                  (a) Nicolet agrees to indemnify and hold harmless Optek from any and all damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) incurred by Optek as a result of (i) the Excluded Liabilities or (ii) the inaccuracy of any representation or warranty contained in Section 5 hereof.

                  (b) Whenever any claim shall arise for indemnification hereunder, Optek shall promptly notify Nicolet of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to Nicolet shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Optek shall not settle or compromise any claim by a third party for which Optek is entitled to indemnification hereunder without the prior consent of Nicolet, unless suit shall have been instituted against Optek and Nicolet shall not have taken control of such suit after notification thereof as provided in Section 7(c) of this Agreement.

                  (c) In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, Nicolet at its sole cost and expense may, upon notice to Optek, assume the defense of any such claim or legal proceeding if it acknowledges to Optek its obligations to indemnify Optek with respect to all elements of such claim. Optek shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If Nicolet does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date Nicolet is notified of such claim pursuant to Paragraph 7(b) hereof, (i) Optek may defend against such claim or litigation, after giving notice of the same to Nicolet, on such terms as are appropriate in Optek's reasonable judgment, and (ii) Nicolet shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

         8. Transfer and Sales Tax. Notwithstanding any provisions of law to the contrary, Nicolet shall be responsible for and shall pay (a) all sales and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets.

         9. Effective Date. The transfer of the Assets shall be deemed to be effective as of the close of business on the date first above written, for all purposes, including federal income taxes and accounting.

         10. Captions. The captions and headings to the various sections, paragraphs and exhibits of this Agreement are for convenience of reference only and shall not affect or control the meaning or interpretation of any of the provisions of this Agreement.

         11. Integration. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

         12. Notice of Communication. Any notice or other communication shall be in writing and shall be personally delivered, or sent by overnight or second day courier or by first class mail, return receipt requested, to the party to whom such notice or other communication is to be given or made at such party's address set forth below, or to such other address as such party shall designate by written notice to the other party as follows:

         If to Nicolet:

                  Nicolet Instrument Corporation
                  c/o Thermo Electron Corporation
                  81 Wyman Street
                  P.O. Box 9046
                  Waltham, MA  02445-9046
                  Attn: General Counsel

         If to Optek:

                  Thermo Optek Corporation
                  c/o Thermo Electron Corporation
                  81 Wyman Street
                  P.O. Box 9046
                  Waltham, MA  02445-9046
                  Attn: General Counsel

provided that any notice of change of address, and any notice or other communication given otherwise than as specified above shall be effective only upon receipt; and further that any presumption of receipt by the addressee shall be inoperable during the period of any interruption in Postal Service.

         13. Survival of Representations and Warranties. All representations and warranties made by Nicolet or Optek in this Agreement shall survive the execution and delivery of this Agreement.

         14. Governing Law; Assignment. This Agreement is to be construed, interpreted, applied and governed in all respects in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions, is to take effect as a sealed instrument, is binding upon and inures to the benefit of the parties hereto and their respect successors and assigns and may be canceled, modified or amended only by a written instrument executed by Nicolet and Optek. No party hereto may assign its rights hereunder without prior written consent of the other party.

         15. Guaranty. Thermo hereby unconditionally guarantees all of the obligations of Nicolet under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                            NICOLET INSTRUMENT CORPORATION

                            By /s/ Robert J. Rosenthal
                              -----------------------------------
                                  Robert J. Rosenthal
                                  President

                            THERMO OPTEK CORPORATION

                            By /s/ Earl R. Lewis
                              -----------------------------------
                                  Earl R. Lewis
                                  President

                            THERMO INSTRUMENT SYSTEMS INC.

                            By: /s/ Arvin H. Smith
                               ----------------------------------
                                  Arvin H. Smith
                                  President